Exhibit (a)(3)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of

THE MILLS CORPORATION

at
$25.25 Net Per Share
to
SPG-FCM VENTURES, LLC,
an indirect subsidiary of

SIMON PROPERTY GROUP, INC.

and certain funds managed by

FARALLON CAPITAL MANAGEMENT, L.L.C.
(Not be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,  NEW YORK CITY TIME,
AT THE END OF WEDNESDAY, MARCH 28, 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of common stock, par value $0.01 per share (the “Shares”), of The Mills Corporation, a Delaware corporation (the “Company”), are not immediately available, (ii) if share certificates and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase, dated March 1, 2007 (the “Offer to Purchase”)) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated March 1, 2007 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary For The Offer Is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. Attn: Corporation Actions P.O. Box 43011 Providence, RI 02940-3011	(For Eligible Institutions Only) (617) 360-6810 To Confirm Facsimile Only: (781) 575-2332	Computershare Trust Company, N.A. Attn: Corporation Actions 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to SPG-FCM Ventures, LLC, a Delaware limited liability company an indirect subsidiary of Simon Property Group, Inc. and certain funds managed by Farallon Capital Management, L.L.C., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 1, 2007, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares:	Name(s) of Record Holder(s):

(Please Print)

Certificate Nos. (if available):	Address(es):

(Zip Code)

Check box if Shares will be tendered by	Area Code and Tel. No.:
book-entry transfer: ☐

Account Number:	Signature(s):

Dated:	, 200

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature

Address:		Name:
(Please Print)
Title:
Zip Code

Area Code and Tel. No.:	Dated:	, 200

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.